UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2022
NOVELIS INC.
(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
3560 Lenox Road, Suite 2000, Atlanta, Georgia 30326
(Address of Principal Executive Offices)
(404) 760-4000
(Registrant's Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01 Completion of Acquisition or Disposition of Assets
The information set forth below under Item 5.03 is hereby incorporated by reference into this Item 2.01.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On September 1, 2022, Novelis Inc. (the "Company" or "we") merged with AV Metals Inc. ("AV Metals"), our direct parent, pursuant to a Canadian court approved plan of arrangement. The Company was the sole surviving entity of such merger. As a result of the plan of arrangement, all of the assets and liabilities of AV Metals (consisting solely of its equity interests in the Company and its guarantees of the Company’s credit facilities) became the assets and liabilities of the Company. After giving effect to the plan of arrangement, the Company's direct parent, AV Minerals (Netherlands) N.V., a company organized in the Netherlands ("AV Minerals"), has guaranteed the Company's secured term loan credit facility and revolving ABL credit facility. The Articles of Arrangement of the Company, dated as of September 1, 2022, give effect to the merger and supersede and replace the Company's articles of amalgamation dated as March 31, 2016. Other than to effect the merger, the Company's articles are unchanged.
Item 8.01 Other Events.
The information set forth above under Item 5.03 is hereby incorporated by reference into this Item 8.01.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate and Articles of Arrangement of Novelis Inc. dated as of September 1, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: September 6, 2022	By:	/s/ Christopher Courts
Name: Christopher Courts
Title: Senior Vice President and General Counsel, Corporate Secretary and Compliance Officer